BRT APARTMENTS CORP. REPORTS THIRD FISCAL QUARTER RESULTS
FOR JUNE 30, 2018

- Rental Revenue Increases 12.4% -
- Acquired Two Multi-Family Properties with 489 Units for $51.3 Million -

Great Neck, New York - August 8, 2018 - BRT APARTMENTS CORP. (NYSE:BRT), today announced operating results for the three months ended June 30, 2018, the Company’s third quarter of fiscal 2018.

Fiscal Third Quarter Highlights:

•	Rental revenue increased 12.4% to $30.0 million in the current quarter from $26.7 million in the corresponding 2017 quarter.

•
Net loss of $0.33 per diluted share compared to a net loss of $0.24 in the same quarter in 2017. Net loss includes $0.49 and $0.41 per diluted share of non-cash depreciation expense during the three months ended June 30, 2018 and 2017, respectively, after giving effect to $0.22 and $0.13 per diluted share, respectively, of depreciation expense allocated to non-controlling interests.

•	Increased FFO per diluted share to $0.20 from $0.19 in the same 2017 quarter.

•	Grew AFFO per diluted share 4.3% to $0.24 from $0.23 in the same 2017 quarter.

Jeffrey A. Gould, President and Chief Executive Officer, stated: “BRT had another strong quarter as we were able to grow our rental revenues by more than 12% driven by our acquisition activity. We remain disciplined in our capital deployment and intend to allocate funds primarily to acquire value add properties in growth markets. During the quarter, we added 489 units at properties located in Daytona, Florida and Grand Prairie, Texas. Our pipeline remains full and our ability to acquire additional properties will benefit from the capital raised through our at-the-market equity sales program. We remain focused on consistently improving our portfolio to grow our dividend and increase stockholder value.”

Financial Results:

Net loss attributable to common stockholders was $4.7 million, or $0.33 per diluted share, for the current three months, as compared to net loss of $3.4 million, or $0.24 per diluted share, for the three months ended June 30, 2017. Net loss includes $0.49 and $0.41 per diluted share of non-cash depreciation expense in the 2018 and 2017 quarters, respectively, after giving effect to $0.22 and $0.13 per diluted share, respectively, of depreciation expense allocated to non-controlling interests.

Funds from Operations, or FFO A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release., for the three months ended June 30, 2018 grew to $2.7 million, or $0.20 per diluted share, an increase of 5.3% per diluted share from $2.6 million, or $0.19 per diluted share, in the third quarter of 2017. Adjusted Funds from Operations, or AFFO, for the three months ended June 30, 2018 was $3.4 million, or $0.24 per diluted share, an increase of 4.3% per diluted share from $3.3 million, or $0.23 per diluted share, in the year ago period.

Operating Results:

As of June 30, 2018, BRT owns or has interests in 39 multi-family properties with 11,147 units, including 1,428 units at properties under development or owned by unconsolidated joint ventures, located across 11 states. As of July 31, 2018, six properties are wholly-owned by BRT and the balance of the properties is generally owned through consolidated joint ventures in which BRT owns a substantial equity interest.

The weighted average occupancy at stabilized properties during the current quarter was 93.7% compared to 94% for the third quarter 2017. Average rental rate per occupied unit at stabilized properties during the current quarter was approximately $964 compared to $936 in the year-ago period. Stabilized properties include all our consolidated properties, other than our Katy, Texas property, that was damaged by Hurricane Harvey and properties that were in lease-up or development during the current quarter.

Rental and other revenues from real estate properties for the three months ended June 30, 2018 grew 12.4% to $30.0 million, from $26.7 million for the three months ended June 30, 2017, primarily due to properties acquired since July 1, 2017.

Total expenses for the quarter ended June 30, 2018 were $35.9 million compared to $30.3 million for the quarter ended June 30, 2017, primarily due to additional operating, depreciation and interest expense related to properties acquired since July 1, 2017.

Portfolio Activity:

During the current quarter, BRT acquired two multi-family properties with 489 units for $51.3 million, including mortgage debt of $32.6 million.

Balance Sheet:

At June 30, 2018, BRT had $25.1 million of cash and cash equivalents, total assets of $1.1 billion, total debt of $820.6 million, including $37.0 million of subordinated debt maturing in 2036, and total stockholders’ equity of $198.6 million. At August 1, 2018 cash and cash equivalents were $24.1 million.

BRT’s mortgage debt of $783.5 million, net of deferred costs of $6.7 million, has a weighted average interest rate of 4.15% and a weighted average remaining term to maturity of 7.2 years. Approximately 90.2% of the mortgage debt bears interest at a fixed rate and the balance represents short term or construction financing for properties in development or that recently completed lease up. BRT intends to replace its short-term floating rate mortgage debt with long-term fixed rate debt, as warranted by property and market conditions.

During the current quarter, BRT sold 835,374 shares of its common stock through its at-the-market equity offering program for proceeds, net of commissions, of approximately $10.5 million.

Subsequent Events

•	Acquired, on July 6, 2018, the 20% equity interest in Kilburn Crossing previously owned by a joint venture partner for approximately $4.5 million; and

•	From July 1 through August 2, 2018, the Company sold 558,777 shares of its common stock through its at-the-market equity sales program for proceeds, net of commissions, of approximately $7.4 million.

Supplemental Financial Information:

In an effort to enhance its financial disclosures to investors, BRT has posted a supplemental financial information report which can be accessed on the Company’s website at www.brtapartments.com under the caption “Investor Relations - Financial Statements and SEC Filings.”

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measures of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds From Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. BRT computes AFFO by adjusting FFO for loss on extinguishment of debt; straight-line rent accruals; restricted stock and restricted stock unit expense and deferred mortgage costs (including its share of its unconsolidated joint ventures); and gains on insurance recoveries. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of AFFO may vary from one REIT to another.

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding BRT’s ability to acquire, develop or manage multi-family properties. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review our Annual Report on Form 10-K for the year ended September 30, 2017 and Quarterly Reports on Form 10-Q filed thereafter (including the section of each such report entitled “Item 1A. Risk Factors”).

Additional Information:

BRT is a real estate investment trust that primarily owns, operates and develops multi-family properties. Interested parties are encouraged to review the Form 10-Q filed, or to be filed, with the Securities and Exchange Commission for the quarter ended June 30, 2018 and the supplemental disclosures regarding the quarter on the investor relations section of the Company’s website at: http://brtapartments.com/investor_relations for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtapartments.com.

Contact: Investor Relations - (516) 466-3100

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTapartments.com

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2018 (Unaudited)	September 30, 2017
ASSETS
Real estate properties, net of accumulated depreciation	$1,054,484	$902,281
Real estate loan	5,050	5,500
Cash and cash equivalents	25,061	12,383
Restricted cash	7,630	6,151
Deposits and escrows	23,265	27,839
Investments in unconsolidated joint ventures	20,542	21,415
Other assets	8,573	9,359
Real estate property held for sale	—	8,969
Real estate loan	$1,144,605	$993,897

LIABILITIES AND EQUITY
Mortgages payable, net of deferred costs	$783,532	$697,826
Junior subordinated notes, net of deferred costs	37,033	37,018
Accounts payable and accrued liabilities	22,554	22,348
Total Liabilities	843,119	757,192

Total BRT Apartments Corp. stockholders’ equity	198,642	165,996
Non-controlling interests	102,844	70,709
Total Equity	301,486	236,705
Total Liabilities and Equity	$1,144,605	$993,897

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental and other revenues from real estate properties	$29,951	$26,673	$87,589	$76,404
Other income	203	188	565	980
Total revenues	30,154	26,861	88,154	77,384

Expenses:
Real estate operating expenses	14,459	13,283	42,004	37,638
Interest expense	8,786	7,180	25,423	20,269
General and administrative	2,452	2,309	7,208	7,296
Depreciation	10,200	7,561	28,088	21,630
Total expenses	35,897	30,333	102,723	86,833
Total revenue less total expenses	(5,743)	(3,472)	(14,569)	(9,449)
Equity in loss of unconsolidated joint ventures	(127)	(307)	(215)	(307)
Gain on sale of real estate	—	—	64,500	35,838
Gain on insurance recovery	—	—	3,227	—
Loss on extinguishment of debt	—	—	(850)	(799)
(Loss) income from continuing operations	(5,870)	(3,779)	52,093	25,283
Income tax provision (benefit)	101	41	(46)	1,499
Net (loss) income from continuing operations, net of taxes	(5,971)	(3,820)	52,139	23,784
Net loss (income) attributable to non-controlling interests	1,282	418	(25,255)	(15,645)
Net (loss) income attributable to common stockholders	$(4,689)	$(3,402)	$26,884	$8,139

Per share amounts attributable to common stockholders:
Basic	$(0.33)	$(0.24)	$1.89	$0.58
Diluted	$(0.33)	$(0.24)	$1.87	$0.58

Funds from operations - Note 1	$2,736	$2,633	$11,109	$6,269
Funds from operations per common share - diluted - Note 2	$0.20	$0.19	$0.77	$0.45

Adjusted funds from operations - Note 1	$3,383	$3,253	$11,010	$8,418
Adjusted funds from operations per common share - diluted -Note 2	$0.24	$0.23	$0.77	$0.61

Weighted average number of shares of common stock outstanding:
Basic	14,411,940	14,035,074	14,224,680	13,983,495
Diluted	14,411,940	14,035,074	14,358,013	13,983,495

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Note 1:
Funds from operations is summarized in the following table:
GAAP Net (loss) income attributable to common stockholders	$(4,689)	$(3,402)	26,884	8,139
Add: depreciation of properties	10,200	7,561	28,088	21,630
Add: our share of depreciation in unconsolidated joint ventures	385	308	1,201	521
Deduct: gain on sale of real estate	—	—	(64,500)	(35,838)
Adjustments for non-controlling interests	(3,160)	(1,834)	19,436	11,817
NAREIT Funds from operations attributable to common stockholders	2,736	2,633	11,109	6,269

Adjustments for: straight-line rent accruals	(10)	(10)	(30)	(46)
Add: loss on extinguishment of debt	—	—	850	799
Add: amortization of restricted stock and restricted stock units	361	353	973	1,063
Add: amortization of deferred mortgage costs	383	349	1,115	874
Deduct gain on insurance recovery	—	—	(3,227)	—
Adjustments for non-controlling interests	(87)	$(72)	220	(541)
Adjusted funds from operations attributable to common stockholders	$3,383	$3,253	$11,010	$8,418

Note 2:
GAAP Net (loss) income attributable to common stockholders	$(0.33)	$(0.24)	$1.87	$0.58
Add: depreciation of properties	0.71	0.54	1.95	1.55
Add: our share of depreciation in unconsolidated joint ventures	0.03	0.02	0.08	0.04
Deduct: gain on sale of real estate	—	—	(4.50)	(2.56)
Adjustment for non-controlling interests	(0.21)	(0.13)	1.37	0.84
NAREIT Funds from operations per common stock basic and diluted	0.20	0.19	0.77	0.45

Adjustments for: straight line rent accruals	—	—	—	—
Add: loss on extinguishment of debt	—	—	0.06	0.06
Add: amortization of restricted stock and restricted stock units	0.02	0.03	0.06	0.08
Add: amortization of deferred mortgage costs	0.03	0.02	0.08	0.06
Deduct gain on insurance recovery	—	—	(0.22)	—
Adjustments for non-controlling interests	(0.01)	(0.01)	0.02	(0.04)
Adjusted funds from operations per common stock basic and diluted	$0.24	$0.23	$0.77	$0.61